UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 19, 2011

NINE MILE SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Nevada	331-143039	20-8006878
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

563 West 500 South, Suite 330, Bountiful, UT  84010
(Address of principal executive offices)

Registrant's telephone number, including area code: (877) 499-9192
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

FORM 8-K

Item  1.01   Entry into a Material Definitive Agreement.

On April 19, 2011, our board of directors unanimously approved a resolution to enter into a Securities Purchase Agreement (the “SPA”) with EBE, LLC, a Delaware limited liability company (“EBE”). Under the terms of the SPA, EBE agrees to purchase 2,000,000 shares of the company’s authorized, but previously unissued common stock (the “Shares”), which Shares will be post split after giving effect to the one share for four shares reverse split that is to be effected prior to the closing of the SPA (the “Reverse Split”).  In consideration for the Shares, EBE will pay the cash purchase price of $131,319.00 (the “Purchase Price”).  The Purchase Price been deposited into a special escrow account pursuant to the terms of the SPA.

Also on April 19, 2011, our board of directors unanimously approved the Reverse Split of our issued and outstanding common stock.  The effective date of the Reverse Split will be established by our board for a date prior to the closing of the SPA.  The Reverse Split was also approved by written consent of two of our principal stockholders owning 52% of our outstanding shares.

As a term of the SPA, EBE agreed that $16,319 of the Purchase Price would be delivered to the company following execution of the SPA.  In consideration for receiving a portion of the Purchase Price, the company has issued 2,000,000 shares of authorized, but previously unissued common stock for the benefit of EBE, which shares will be held in escrow pending the closing, or termination without a closing, of the SPA.  At the closing of the SPA, the 2,000,000 shares, which is the equivalent of 500,000 shares post split, will be delivered to EBE together with an additional 1,500,000 shares (post split), to equal the 2,000,000 post split shares.  Also at the closing, the balance of $115,000.00 being held in escrow will be delivered to the company.  The closing must take place by May 19, 2011, unless otherwise extended by the parties.

If the SPA doe not close by May 19, 2011, the $115,000.00 held in escrow will be returned to EBE. The company is then obligated to either repay the $16,319 to EBE, or the 2,000,000 shares (500,000 shares if the Reverse Split has been effected) held in escrow will be delivered to EBE.

We presently anticipate that the Reverse Split will be effective on or about May 5, 2011.  Upon the effectiveness of the Reverse Split, each share of our issued and outstanding common stock will be reverse split on a one share for four shares basis.  No fractional shares will be issued in connection with the reverse split.  Stockholders who would otherwise be entitled to receive fractional shares, because they hold a number of shares of common stock that is not evenly divided by the split ratio, will have the number of new shares to which they are entitled rounded up to the next whole number of shares.  No stockholders will receive cash in lieu of fractional shares.

Currently, we have 4,758,136 shares of common stock issued and outstanding, which includes the 2,000,000 shares held in escrow.  Following the reverse split, but prior to issuing the balance of shares pursuant to the SPA, the outstanding shares will be reduced to approximately 1,189,534 shares, without giving effect to the rounding up of fractional shares. All split shares issued in connection with the reverse stock split will be fully paid and non-assessable. The number of stockholders will be remain the same as a result of the reverse split. The par value of our common stock will be unchanged at $0.001 per share.

Following the closing of the SPA and delivery of the 2,000,000 post split shares to EBE, we will have 2,689,534 shares of common stock issued and outstanding.  EBE will become our principal controlling stockholder.  We also anticipate and the SPA provides that at or immediately following the closing we may issue approximately 875,388 additional shares of common stock to certain directors and principal stockholders in consideration for services rendered to the company and for facilitating the investment of capital into the company by EBE.

Immediately prior to the closing of the SPA, our current board of directors will add one person designated by EBE, Jason Weilert.  Simultaneously, our current directors and executive officers will resign from all their respective positions with the company, effective immediately upon the closing.

Also on April 19, 2011, our board of directors unanimously approved an amendment to our articles of incorporation to change our authorized capitalization by adding 5,000,000 shares of “blank check” preferred stock, par value $0.001 per share, and to empower the board of directors to have the ability to set new classes, series, and other terms and conditions of the preferred shares, which shares may be issued from time to time in one or more series in the discretion of the board and to authorize the board to establish the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

Our board of directors also unanimously approved a resolution of April 19, 2011 to amend our articles of incorporation, whereby the board is empowered to change the name of our corporation, without shareholder approval, to a name that will promote or better describe our business that the board, in its sole discretion, deems appropriate.

Both the amendment to change our authorized capitalization and to empower to board to make future name changes, were approved by written consent of two of our principal stockholders owning 52% of our outstanding shares.  We intend to file with the State of Nevada prior to the closing of the SPA a certificate of amendment that will include the reverse stock split, change in capitalization and the board’s ability to change our name.

Item  3.02   Unregistered Sales of Equity Securities.

In connection with executing the SPA, we have issued 2,000,000 shares of our authorized, but previously unissued common stock, which shares will be held in escrow pending the closing of the SPA. At the closing, the 2,000,000 shares (500,000 shares post split) will be delivered to EBE together with the additional 1,500,000 shares post split, that will make up the Shares for which we will receive total consideration of $131, 319.00.  In the event the SPA does not close and we do not repay EBE the initial $16,319.00 paid to the company, the 2,000,000 pre-split shares held in escrow will be delivered to EBE.  The aforementioned shares are being issued in a private transaction to a sophisticated investor in reliance on an exemption from registration under the Securities Act of 1933 pursuant to Section 4(2) of that Act.

Item  5.01   Changes in Control of Registrant.

As a result of the closing of the SPA and issuance of shares pursuant to thereto, EBE will become our controlling stockholder owning approximately 56% of our outstanding shares.  Also, our current directors and officers will resign at the closing and a new director designated by EBE will become our sole director.

Item  5.02   Departure of Directors o Certain Officers; Election of Directors; Appointment of Certain
 Officers; Compensatory Arrangements of Certain Officers.

See Items 1.01 and 5.01 above for the applicable disclosure.

Item  5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 1.01 for the applicable disclosure.

Item  5.07   Submission of Matters to a Vote of Security Holders.

See Item 1.01 for the applicable disclosure.

Notes about Forward-looking Statements

Statements contained in this current report which are not historical facts, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on current expectations and the current economic environment.  We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.                                Description

10.1	Securities Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nine Mile Software, Inc.

Date:  April 25, 2011                                                                           By:     S/ Damon M. Deru
Chief Executive Officer